Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares U.S. ETF Trust of our reports dated December 21, 2021, relating to the financial statements and financial highlights, which appear in BlackRock Short Maturity Bond ETF, BlackRock Short Maturity Municipal Bond ETF, BlackRock Ultra Short-Term Bond ETF, iShares Bloomberg Roll Select Commodity Strategy ETF, iShares Commodity Curve Carry Strategy ETF, iShares Gold Strategy ETF, iShares GSCI Commodity Dynamic Roll Strategy ETF, iShares Inflation Hedged Corporate Bond ETF, iShares Interest Rate Hedged Corporate Bond ETF, iShares Interest Rate Hedged Emerging Markets Bond ETF, iShares Interest Rate Hedged High Yield Bond ETF and iShares Interest Rate Hedged Long-Term Corporate Bond ETF’s Annual Reports on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 24, 2022